UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 7, 2025
Serina Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Genome Way, Suite 2001
Huntsville, Alabama 35806
(Address of principal executive offices)
(256) 327-9630
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Board of Directors of Serina Therapeutics, Inc. (the “Company”) held the Company’s 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) on November 7, 2025. A quorum was present at the meeting. The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

Proposal 1
Election of Two Directors

Voting results for the election of directors were as follows:

Nominees	For	Withheld	Broker Non-Votes
Steve Ledger	4,165,885	93,287	2,681,141
Karen J. Wilson	4,169,893	89,279	2,681,141

Accordingly, both of the Company’s nominees were elected to serve as directors of the Company until the 2028 Annual Meeting of Stockholders or until their respective successors are appointed, elected and qualified.

Proposal 2
Ratification of the Appointment of Auditors

Ratification of the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the 2025 fiscal year was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
6,544,850	377,827	17,636	—

Proposal 3
Approval of the Convertible Note and Warrants Proposal

As described in the Company’s Proxy Statement, the issuance of common stock in connection with the exercise of the Convertible Note and Warrants was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
4,149,038	108,481	1,653	2,681,141
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: November 12, 2025	By:	/s/ Steve Ledger
Chief Executive Officer